Exhibit 5

                        Golenbock, Eiseman, Assor & Bell
                               437 Madison Avenue
                               New York, NY 10022



                                                               February 11, 1999


Programmer's Paradise, Inc.
1157 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

          Re:  Registration Statement on Form S-8

Gentlemen:

     As counsel to Programmer's Paradise, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,344,951 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under the Company's 1986 Stock Option Plan, the 1995 Stock Plan and the 1995 Non-Employee Directors Plan (collectively, the "Plans").

     In  this  connection,   we  have  examined  the  Company's  Certificate  of
Incorporation and Bylaws, the Plans and such other documents and corporate records relating to the Company and the issuances of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that, when issued upon the exercise of and in accordance with the terms of stock options duly and validly granted against payment therefor, the shares of Common Stock, which are then and issued by the Company, will be validly issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ Golenbock, Eiseman, Assor & Bell